Ferro Corporation Deferred Compensation Plan for Non-Employee Directors

Amended and Restated Effective
January 1, 2005

Ferro Corporation
Deferred Compensation Plan
for Non-Employee Directors

Introduction

This document (this “Plan”) is the Ferro Corporation Deferred Compensation Plan for Non-Employee Directors. This Plan was originally adopted and effective as of January 1, 1995, and was most recently amended effective July 1, 2001.

This Plan is now amended and restated effective January 1, 2005, for the purpose of complying with new Code Section 409A. Code Section 409A permits deferred compensation which is earned and vested in taxable years beginning before January 1, 2005 to be exempt from Code Section 409A if the plan under which the deferral is made is not materially modified after October 3, 2004.

The Corporation elects and intends to exempt from Code Section 409A the deferred compensation which was earned and vested under the Plan as of December 31, 2004. Consistent with this election, the Plan, as amended and restated effective January 1, 2005, is comprised of two parts:

•	Part A, which contains the terms of the Plan as in effect on October 4, 2004 which govern deferred compensation which was earned and vested under the Plan as of December 31, 2004 (the “Pre-2005 Plan”), and

•	Part B, which contains the terms of the Plan which govern deferred compensation which was earned and vested after December 31, 2004 (the “2005 Plan”).

Table of Contents

Page

Part A:Pre-2005 Plan	A-1
Part B:2005 Plan	B-1
Execution Page	C-1

Ferro Corporation
Deferred Compensation Plan
for Non-Employee Directors

Part A: Pre-2005 Plan

Overview

Establishment of Component Plan

The terms of the Plan as it existed on October 4, 2004, and which have not been materially modified thereafter, constitute the pre-2005 component plan (the “Pre-2005 Plan”).

The Pre-2005 Plan is reproduced, as of December 31, 2004, in this Part A. It consists of the Plan as it was amended and restated effective January 1, 1995, and as it was further amended by the adoption of Amendment No. 1. Amendment No. 1, which was adopted effective July 1, 2001, modified Section 2.3(a) to allow distribution in the form of installments. Prior to July 1, 2001, distribution was provided only in a single sum.

Exempt from Code Section 409A

Deferred compensation which is earned and vested in taxable years beginning before January 1, 2005 is permitted to be exempt from Code Section 409A if the plan under which the deferral is made is not materially modified after October 3, 2004.

The Corporation elects and intends to exempt from Code Section 409A the deferred compensation which was earned and vested under the Plan as of December 31, 2004, pursuant to the terms of the Pre-2005 Plan.

Governs Only Pre-2005 Amounts

The Pre-2005 Plan governs only those amounts that were earned and vested under the Plan as of December 31, 2004 (the “Pre-2005 Amounts”).

Amounts under the Plan are fully vested at all times, and deemed to be invested in Stock under the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan. A Participant’s Pre-2005 Amounts equal the Participant’s account balance as of December 31, 2004 (i.e., the amount of the payment available if the Participant exercised a right to distribution from the Plan on December 31, 2004, excluding any exercise price or other amount that must be paid by the Participant), plus any income attributable to that amount. Income includes increases due to the appreciation, and the accrual of other earnings such as dividends, on the underlying Stock after December 31, 2004.

Terminology

As used in the Pre-2005 Plan, the term “Plan” refers to the Pre-2005 Plan or to the Plan, as appropriate.

Ferro Corporation Deferred Compensation Plan for Non-Employee Directors

Part A: Pre-2005 Plan

As Amended and Restated
July 1, 2001
Ferro Corporation
Deferred Compensation Plan
for Non-Employee Directors

WHEREAS, Ferro Corporation desires to establish a deferred compensation plan for non-employee members of its Board of Directors who wish to defer all, or a part of, the fees payable for services as members of such Board of Directors; and

WHEREAS, such deferred compensation plan was approved by Ferro Corporation on December 9, 1994;

NOW, THEREFORE, effective as of January 1, 1995, Ferro Corporation establishes the Ferro Corporation Deferred Compensation Plan for Non-Employee Directors as hereinafter set forth.

ARTICLE I

DEFINITIONS

For the purposes hereof, the following words and phrases shall have the meanings indicated.

1.1	“Account” shall mean the account established in accordance with Article II hereof to which a Participant’s deferred Fees are credited.

1.2	“Beneficiary” shall mean any person designated by a Participant in accordance with the Plan to receive distribution of all or a portion of the remaining balance of the Participant’s Account in the event of the death of the Participant prior to receipt by the Participant of the Stock credited to the Participant’s Account.

1.3	“Corporation” shall mean Ferro Corporation, an Ohio corporation, and its corporate successors, including the surviving corporation resulting from any merger of Ferro Corporation with any other corporation or corporations.

1.4	“Deferral Election Agreement” shall mean (subject to the provisions of Article II hereof) an irrevocable written election to defer Fees signed by the Director in the form provided by the Corporation.

1.5	“Director” shall mean any non-employee member of the Board of Directors of the Corporation.

1.6	“Fees” shall mean the total fees payable by the Corporation to a Director during a Year for services rendered during such Year as a Director.

1.7	“Participant” shall mean any Director who has at any time elected to defer the receipt of Fees in accordance with Article II hereof.

1.8	“Plan” shall mean this Ferro Corporation Deferred Compensation Plan for Non-Employee Directors effective January 1, 1995 as set forth herein, together with all amendments hereto.

1.9	“Stock” shall mean common stock, par value $1.00 per share, of the Corporation.

1.10	“Trust” shall mean the trust maintained pursuant to the terms of the Ferro Corporation Deferred Compensation Plan for Non-Employee Directors Trust Agreement effective as of January 1, 1995, entered into between the Corporation and the Trustee.

1.11	“Trustee” shall mean the trustee of the Trust, initially D. Thomas George, or any successor.

1.12	“Year” shall mean the calendar year.

ARTICLE II

DEFERRAL AND PAYMENT OF FEES

2.1	Eligibility; Election to Defer. Any Director may elect to defer receipt of all or a specified portion of his or her Fees for any Year in accordance with the provisions of this Article II and become a Participant.

A Director who desires to defer receipt of all or a specified portion of his or her Fees for any Year must complete and deliver to the Corporation a Deferral Election Agreement, no later than the last day of the Year prior to the Year for which the Fees would otherwise be earned and paid; provided, however, that any Director hereafter elected to the Board of Directors of the Corporation who was not a Director on the preceding December 31 may make an election to defer payment of Fees for the Year in which he or she is elected to the Board of Directors by delivering such Deferral Election Agreement to the Corporation within thirty (30) days after becoming a Director. A Director who timely delivers the Deferral Election Agreement to the Corporation shall thereupon become a Participant. A Participant’s Deferral Election Agreement shall continue to be effective from Year to Year until terminated or modified by written notice of the Participant to the Corporation. A termination or modification of an existing Deferral Election Agreement must be delivered prior to the beginning of the Year for which such termination or modification is to be effective; and amounts credited to the Account of a Participant prior to the effective date of such modification or termination shall not be affected thereby.

2.2	Accounts. The Corporation shall maintain an Account for each Participant to which the Fees deferred by each Participant shall be credited. The Corporation shall thereafter, at the time when such Fees would have been payable if such Director were not a Participant, contribute an amount of cash equal to such deferred Fees to the Trust to enable the Trustee to invest such cash in Stock under the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan. As provided in the Trust, the Trustee shall maintain separate accounts under the Trust attributable to each Participant’s Account and the Trust assets (including earnings thereon) allocated to such separate accounts shall, as provided in the Trust, be separately invested by the Trustee in the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan.

2.3	Amount Deferred; Duration of Deferral. A Participant shall designate on the Deferral Election Agreement filed pursuant to Section 2.1 the amount of his or her Fees that are to be deferred for a Year. Such deferred Fees shall be held in the general funds of the Corporation and shall be credited to a separate Account established in the name of such Participant in accordance with the provisions of Section 2.2 hereof. Such deferral of Fees shall continue until payment of the amounts credited to the Participant’s Account shall he made in accordance with the following provisions:

(a)	The Stock then credited to a Participant’s Account and allocated to the Trust’s separate account thereto shall, as determined by the Compensation and Organization Committee in its sole discretion after consultation with the Participant (or, if applicable, with the Participant’s Beneficiary), be distributed in kind (i.e., in shares of Stock) to the Participant (or, if applicable, to the Participant’s Beneficiary) either (1) in a single distribution as soon as administratively feasible after (i) the nine (9) month anniversary of the date on which the Participant ceases to be a Director, or (ii) the date of the Participant’s death, or (2) in substantially equal monthly, or semiannual, or annual installments over a period not in excess of ten (10) years commencing as soon as administratively feasible.

(b)	In the event of the death of a Participant, the Stock then credited to his or her Account, and allocated to the Trust’s separate account attributable thereto, shall be distributed to the Beneficiary or Beneficiaries designated in writing signed by the Participant in the form provided by the Corporation; in the event there is more than one Beneficiary, such form shall include the proportion to be paid to each Beneficiary and indicate the disposition of such share if a Beneficiary does not survive the Participant; in the absence of any such designation, such distribution shall be divided equally among all other Beneficiaries. A Beneficiary designation may be changed at any time prior to the Participant’s death by the Participant’s execution and delivery of a new Beneficiary designation form. The form on file with the Corporation at the time of the Participant’s death which bears the latest date shall govern. In the absence of a Beneficiary designation or the failure of any Beneficiary to survive the Participant, the Stock credited to the Participant’s Account shall be distributed to the Participant’s estate after the appointment of an executor or administrator. In the event of the death of any Beneficiary after the death of a Participant, any remaining amount of the distribution shall be distributed to the estate of such Beneficiary after the appointment of an executor or administrator for such estate.

2.4	Statement. Each Participant shall receive a statement of the Stock credited to his or her Account not less often than annually.

2.5	Taxes. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to this Plan, the Corporation or the Trustee shall deduct such amounts from such payments and transmit such withheld amounts to the appropriate taxing authorities.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Corporation as an unfunded plan that is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended; and all assets of the Trust shall be held by the Trustee in the name of the Trust.

The Corporation shall cause the administration of the Plan to be carried out through the person serving as Treasurer of the Corporation from time to time who may also be the person serving as Trustee. The Corporation shall have all such powers as may be necessary to carry out its duties under the Plan, including the power to determine all questions relating to eligibility for and the Stock credited to an Account, all questions pertaining to claims for benefits and procedures for claims review, and the power to resolve all other questions arising under the Plan, including any questions of construction. The Corporation may take such further action as the Corporation shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all Participants and Beneficiaries.

The number of shares of Stock credited to a Participant’s Account (and the separate accounts maintained by the Trustee under the Trust attributable to each Participant’s Account) and the number of shares of Stock to be distributed to a Participant pursuant to the terms of this Plan shall be appropriately adjusted by the Corporation (i) to reflect changes in the separate accounts maintained by the Trustee under the Trust as a result of the Trustee’s investment in Stock pursuant to the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan, and (ii) in the event of changes in the outstanding stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, and any such adjustments and determinations made by the Corporation shall be conclusive and binding on all Participants and Beneficiaries.

ARTICLE IV

AMENDMENT AND TERMINATION

The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or a duly authorized committee thereof; provided, however, that no such action shall adversely affect the rights of any Participant to amounts previously credited to the Participant’s Account.

ARTICLE V

MISCELLANEOUS

5.1	Nonalienation of Account. No right or interest of any Participant in the Plan shall, prior to actual distribution to such Participant, be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant or Beneficiary by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner. No Participant or Beneficiary shall encumber or dispose of the right to receive any distribution of the shares of Stock credited to his or her Account. If a Participant or Beneficiary attempts to assign, transfer, alienate, or encumber the right to receive the shares of Stock credited to an Account hereunder or permits the same to be subject to alienation, garnishment, attachment, execution, or levy of any kind, then the Corporation, in its discretion, may hold or distribute such shares or any part thereof to or for the benefit of such Participant or Beneficiary, the Participant’s spouse, children, or other dependents or any of them, in such manner and in such proportions as the Corporation may select in its sole discretion. Any such application of the shares in an Account may be made without the intervention of a guardian. The receipt by the distributee of such distributions shall constitute a complete acquittance to the Corporation with respect thereto, and neither the Corporation, nor any officer, member, employee, or agent thereof, shall have responsibility for the proper application thereof.

5.2	Plan Noncontractual. Nothing herein contained shall be construed as a commitment to or agreement with any Director to continue such person’s directorship with the Corporation, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation to continue the directorship or the rate or amount of Fees of any such person for any period. All Directors shall remain subject to removal to the same extent as if this Plan had never been put in effect.

5.3	Interest of Director. The obligation of the Corporation under the Plan to make distribution of shares of Stock credited to an Account merely constitutes the unsecured promise of the Corporation herein, and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any Stock, property or assets of the Corporation or of the Trust. Nothing contained in this Plan shall confer upon any Director or other person any claim or right to any distribution under the Plan except in accordance with the terms of the Plan.

5.4	Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable rights against the Corporation, or the officers, employees, or directors of the Corporation, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

5.5	Delegation of Authority. Any action to be taken by the Corporation under this Plan may be taken by the Treasurer of the Corporation.

5.6	Severability. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provisions were omitted hereunder.

5.7	Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

Ferro Corporation
Deferred Compensation Plan
for Non-Employee Directors

Part B: 2005 Plan

Overview

Establishment of Component Plan

The provisions of the 2005 Plan are set forth in this Part B (the “2005 Plan”), which is adopted and made a part of the Plan effective January 1, 2005.

Governs Accruals Subject to Code Section 409A

The 2005 Plan governs all amounts under the Plan which are not Pre-2005 Amounts (the “409A Accruals”). Generally, this means that the 2005 Plan governs accruals in excess of the amounts which were earned and vested as of December 31, 2004, as those amounts are increased to include attributable income.

The 409A Accruals are subject to the requirements of Code Section 409A, and the Corporation intends for the 2005 Plan to comply with Code Section 409A. The 2005 Plan shall be interpreted and administered so as to comply with Code Section 409A.

Terminology

As used in the 2005 Plan, the term “Plan” refers to the 2005 Plan or to the Plan, as appropriate.

S.CONT

Ferro Corporation Deferred Compensation Plan for Non-Employee Directors

Part B: 2005 Plan

Effective January 1, 2005

Ferro Corporation
Deferred Compensation Plan
for Non-Employee Directors

2005 Plan

Introduction

This 2005 Plan is the portion of the Ferro Deferred Compensation Plan for Non-Employee Directors which governs 409A Accruals. The purpose for the adoption of this 2005 Plan is to comply with the requirements of Code Section 409A.

The 2005 Plan is hereby added to the Plan effective January 1, 2005, as follows.

ARTICLE I

DEFINITIONS

1.1	For the purposes hereof, the following words and phrases shall have the meanings indicated. “409A Accruals” shall mean all amounts under the Plan which are not Pre-2005 Amounts.

1.2	“2005 Plan” shall mean the provisions of the Plan set forth in Part B, which govern 409A Accruals.

1.3	“Account” shall mean the account established in accordance with Article II hereof to which a Participant’s deferred Fees which constitute 409 Accruals are credited.

1.4	“Administrator” shall mean the Corporation.

1.5	“Beneficiary” shall mean any person designated by a Participant in accordance with the Plan to receive distribution of all or a portion of the remaining balance of the Participant’s Account in the event of the death of the Participant prior to receipt by the Participant of the Stock credited to the Participant’s Account.

1.6	“Controlled Group” shall mean the Corporation and all persons with whom the Corporation would be considered a single employer under Code Section 414(b) or (c).

1.7	“Corporation” shall mean Ferro Corporation, an Ohio corporation, and its corporate successors, including the surviving corporation resulting from any merger of Ferro Corporation with any other corporation or corporations.

1.8	“Deferral Election Agreement” shall mean (subject to the provisions of Article II hereof) an irrevocable written election to defer Fees signed by the Director in the form provided by the Corporation.

1.9	“Director” shall mean any non-employee member of the Board of Directors of the Corporation.

1.10	“Expiration of the Participant’s Service Contracts” shall mean the expiration of all contracts under which a Participant performs services as a Director or independent contractor of the Corporation.

1.11	“Fees” shall mean the total fees payable, including the award of deferred stock units, by the Corporation to a Director during a Year. Effective January 1, 2007, Fees shall include any deferred stock units awarded to a Director during a Year.

1.12	“Pre-2005 Amounts” shall mean amounts that were earned and vested under the Plan as of December 31, 2004, as defined in the Overview to the Pre-2005 Plan.

1.13	“Participant” shall mean any Director who has at any time elected to defer the receipt of Fees in accordance with Article II hereof.

1.14	“Plan” shall mean this Ferro Corporation Deferred Compensation Plan for Non-Employee Directors, or a component plan, as appropriate.

1.15	“Separation from Service” shall mean the Expiration of the Participant’s Service Contracts where the expiration constitutes a good faith and complete termination of the contractual relationship(s). An expiration shall not constitute a good faith and complete termination if the Corporation anticipates a renewal of any such contractual relationship or of the individual becoming an employee of the Corporation. For this purpose, the Corporation shall be considered to anticipate the renewal of a contractual relationship if it intends to contract again for the services provided under the expired contract and neither the Corporation nor the individual has eliminated the individual as a possible provider of services under any such new contract. Further, the Corporation is considered to intend to contract again for the services provided under an expired contract if the Corporation’s doing so is conditioned only upon incurring a need for the services or the availability of funds, or both.

1.16	“Stock” shall mean common stock, par value $1.00 per share, of the Corporation.

1.17	“Time Required by Law” shall mean the date designated for payment under the terms of the Plan or a later date in the same calendar year or, if later, the fifteenth (15th) day of the third calendar month following the date designated for payment. (However, if the Participant’s taxable year is not the calendar year, the date designated for payment under the terms of the Plan or a later date in the Participant’s taxable year or, if later, the fifteenth (15th) day of the third calendar month following the date designated for payment.) Notwithstanding the foregoing, the deadline for payment shall be extended as provided in the following paragraphs of this Section.

(a)	If calculation of the amount of the benefit is not administratively practicable due to events beyond the control of the Participant (or the Participant’s Beneficiary), any date within the first taxable year of the Participant in which calculation of the payment is administratively practicable.

(b)	If making the payment on the date designated under the terms of the Plan would jeopardize the ability of Ferro or any member of its Controlled Group to continue as a going concern, the first taxable year of the Participant in which making the payment would not have such effect.

(c)	If there is a delay in payment by the Administrator other than with the express or implied consent of the Participant, the first taxable year of the Participant in which the dispute is resolved. The dispute shall be deemed resolved on the earliest date upon which: (i) the Participant and the Administrator or Ferro enter into a legally binding settlement, (ii) the Administrator or Ferro concedes that an amount is payable, or (iii) the Administrator or Ferro is required to make payment pursuant to a final non-appealable judgment or other binding decision. The foregoing provisions shall apply only if, during the period of the dispute, the Participant accepts any portion of the payment the Administrator or Ferro willing to make (unless acceptance will result in relinquishment of the claim to any remaining portion), and makes prompt and reasonable good faith efforts to collect the remaining portion of the payment which meet the requirements of Code Section 409A (including the timely notice requirements).

(d)	In the event the payment fails to comply with Federal securities laws or other laws, the earliest date at which Ferro reasonably anticipates that the making of the payment will not cause such violation.

(e)	In the event the payment fails to be deductible under Code Section 162(m), or meets other conditions specified by the Commissioner of the Internal Revenue Service, such later date as may be provided under Code Section 409A.

1.18	“Trust” shall mean the trust maintained pursuant to the terms of the Ferro Corporation Deferred Compensation Plan for Non-Employee Directors Trust Agreement effective as of January 1, 1995, entered into between the Corporation and the Trustee.

1.19	“Trustee” shall mean the trustee of the Trust, initially Thomas D. George, or any successor.

1.20	“Year” shall mean the calendar year.

ARTICLE II

DEFERRAL AND PAYMENT OF FEES

2.1	Eligibility; Election to Defer. Any Director may elect to defer receipt of all or a specified portion of his or her Fees for any Year in accordance with the provisions of this Article II and become a Participant.

A Director who desires to defer receipt of all or a specified portion of his or her Fees for any Year must complete and deliver to the Corporation a Deferral Election Agreement, no later than the last day of the Year prior to the Year for which the Fees would otherwise be earned and paid or awarded; provided, however, that any Director hereafter elected to the Board of Directors of the Corporation who was not a Director on the preceding December 31 (and who after such December 31 was not eligible as a Director or independent contractor to participate in any other arrangement required to be aggregated with the Plan under Code Section 409A) may make an election to defer payment of Fees for the Year in which he or she is elected to the Board of Directors by delivering such Deferral Election Agreement to the Corporation within thirty (30) days after becoming a Director. Any such mid-year election by a Director shall be effective only with respect to Fees earned and paid or awarded after the date of such election. A Director who timely delivers the Deferral Election Agreement to the Corporation shall thereupon become a Participant. A Participant’s Deferral Election Agreement shall continue to be effective from Year to Year until terminated or modified by written notice of the Participant to the Corporation. A termination or modification of an existing Deferral Election Agreement must be delivered prior to the beginning of the Year for which such termination or modification is to be effective; and amounts credited to the Account of a Participant prior to the effective date of such modification or termination shall not be affected thereby (i.e., such amounts shall not be retroactively increased or decreased by such modification or termination).

2.2	Accounts. The Corporation shall maintain an Account for each Participant to which the Fees deferred by each Participant shall be credited. The Corporation shall thereafter, at the time when such Fees would have been payable if such Director were not a Participant, contribute an amount of cash equal to such deferred Fees to the Trust to enable the Trustee to invest such cash in Stock under the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan. As provided in the Trust, the Trustee shall maintain separate accounts under the Trust attributable to each Participant’s Account and the Trust assets (including earnings thereon) allocated to such separate accounts shall, as provided in the Trust, be separately invested by the Trustee in the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan.

2.3	Amount Deferred; Duration of Deferral. A Participant shall designate on the Deferral Election Agreement filed pursuant to Section 2.1 the amount of his or her Fees that are to be deferred for a Year. Such deferred Fees shall be held in the general funds of the Corporation and shall be credited to a separate Account established in the name of such Participant in accordance with the provisions of Section 2.2 hereof. Such deferral of Fees shall continue until payment of the amounts credited to the Participant’s Accounts shall be made in accordance with the following provisions.

(a)	Distribution in Kind; Commencement Date. The Stock then credited to a Participant’s Account and allocated to the Trust’s separate account thereto shall be distributed in kind (i.e., in shares of Stock) to the Participant (or, if applicable, to the Participant’s Beneficiary) on the Participant’s death or, if earlier, on the nine (9) month anniversary of the date on which the Participant incurs a Separation from Service. Distribution shall be made on the date indicated, and in any event no later than the Time Required by Law.

(b)	Form of Distribution; Single Distribution unless Election for Installments Made with Initial Deferral Agreement. A Participant’s Account shall be paid in a single distribution on the date indicated in Section 2.3(a) above. However, at the time a Participant’s initial Deferral Agreement is filed pursuant to Section 2.1, the Participant shall be permitted to alternatively elect distribution in the form of installment payments providing for payment in substantially equal monthly, quarterly, semi-annual or annual installments over a period not in excess of ten (10) years. Such an election shall be made in a writing filed with the Corporation at the time of the initial Deferral Agreement, and shall specify the frequency of the installment payments and the period over which such payments shall be made. In the event no election is made at the time the Participant’s initial Deferral Agreement is filed, a Participant shall be deemed to have elected at that time a single distribution form of payment. A Participant shall, at any time, have in effect only one election regarding the form of payment of the Participant’s Account, and such election shall govern the payment of the whole of the Participant’s Account.

(c)	Special Transition Election in 2006. Pursuant to the relief granted in IRS Notice 2005-1, Q&A-19(c) and as described in the Proposed Treasury Regulations under Code Section 409A, a Participant shall be permitted to make a new election in 2006 regarding the form of distribution of the Participant’s Account, provided that such election is made in writing and filed with the Corporation no later than December 31, 2006. Such election shall be immediately effective; provided, however, that such election shall not operate to change the form of distribution of amounts that otherwise would be payable in the election year, nor will it operate to make payable in the election year amounts that would not otherwise be payable in that year.

(d)	Election to Change Form of Distribution. Except as provided in Section 2.3(c), a Participant may change a previously elected form of distribution only by filing with the Corporation a new written election. Such an election to change the form of distribution:

(i)	shall not become effective until the date which is the twelve (12) months after the date on which it is filed with the Corporation;

(ii)	shall require that the first payment made under the newly elected form of distribution be deferred for a period of five (5) years from the date the payment otherwise would have been made under the prior election; and

(iii)	shall, if related to a payment at a specified time or pursuant to a fixed schedule, be made at least twelve (12) months prior to the date the payment is scheduled to be paid (or, in the case of installment payments treated as a single payment, at least twelve (12) months prior to the date the first amount is scheduled to be paid).

For purposes of applying these provisions, the entitlement to installment payments shall be treated as the entitlement to a single payment. By means of illustration, an election by a Participant to change from a single distribution to installment payments would provide that the installment payments will begin on the fifth (5th) anniversary of the date the Participant’s Account otherwise would have been paid in the single distribution (e.g., the installment payments would begin on the fifth (5th) anniversary of the date which is nine (9) months after the Participant’s Separation from Service). Similarly, an election by a Participant to change from installment payments to a single distribution would provide that the single distribution will be paid on the fifth (5th) anniversary of the date the first installment payment of the Participant’s Account otherwise would have been paid (e.g., the single distribution would be made on the fifth (5th) anniversary of the date which is nine (9) months after the Participant’s Separation from Service). In any case, the election to change the form of distribution will not be effective until twelve (12) months after the new election is filed with the Corporation, and this delayed effective date will operate to apply the Participant’s previously elected form of distribution (and not the newly elected form of distribution) in the event of the Participant’s Separation from Service which causes a payment under the Plan before the expiration of the twelve (12) month period.

(e)	Payment on Death; Designation of Death Beneficiary. In the event of the death of a Participant, the Stock then remaining credited to his or her Account, and allocated to the Trust’s separate account attributable thereto, shall be distributed to the designated Beneficiary or Beneficiaries in the form of a single distribution on the date of death or as soon as administratively feasible thereafter, and in any event no later than the Time Required by Law. Distribution shall be made in such single distribution regardless of the form of distribution elected by the Participant pursuant to Section 2.3(b) or (c) above. A Participant shall designate a Beneficiary or Beneficiaries in a writing signed by the Participant in the form provided by the Corporation. In the event there is more than one Beneficiary, such form shall include the proportion to be paid to each Beneficiary and indicate the disposition of such share if a Beneficiary does not survive the Participant. In the absence of any such designation, such distribution shall be divided equally among all other Beneficiaries. A Beneficiary designation may be changed at any time prior to the Participant’s death by the Participant’s execution and delivery of a new Beneficiary designation form. The form on file with the Corporation at the time of the Participant’s death which bears the latest date shall govern. In the absence of a Beneficiary designation or the failure of any Beneficiary to survive the Participant, the Stock credited to the Participant’s Account shall be distributed to the Participant’s estate after the appointment of an executor or administrator. In the event of the death of any Beneficiary after the death of a Participant, any remaining amount of the distribution shall be distributed to the estate of such Beneficiary after the appointment of an executor or administrator for such estate.

2.4	Statement. Each Participant shall receive a statement of the Stock credited to his or her Account not less often than annually.

2.5	Taxes. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to this Plan, the Corporation or the Trustee shall deduct such amounts from such payments and transmit such withheld amounts to the appropriate taxing authorities. Further, distribution shall be made from the Plan at such time or times as the Corporation, in its sole discretion pursuant to uniform and nondiscriminatory procedures, shall determine that amounts are due for the payment of Federal Insurance Contributions Act taxes imposed under Code Sections 3101, 3121(a), or 3121(v)(2) on the 409A Accruals. Such distribution, if any, shall be made for the exclusive purpose of paying such Federal Insurance Contributions Act taxes. In addition, distribution shall be made from the Plan at such time or times as the Corporation, in its sole discretion pursuant to uniform and nondiscriminatory procedures, shall determine that amounts are due for the payment of income tax at source on wages imposed under Code Section 3401 (or the corresponding withholding provisions of applicable state, local or foreign tax laws) as a result of the payment of the Federal Insurance Contributions Act taxes, or are due for the payment of additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes. Such distribution, if any, shall be made for the exclusive purpose of paying such taxes. In no event shall the amounts distributed pursuant to this Section exceed the amounts owed for the payment of Federal Insurance Contribution Act and the income tax withholding related to such amounts.

2.6	Inability to Locate Participant or Beneficiary. If the Corporation notifies a Participant or a Beneficiary of an entitlement to an amount under this Plan and such person or persons fail to claim the amount or to disclose their location so that payment can be made by the Time Required by Law, the Corporation shall direct distribution to be made on an involuntary basis to such person or persons by the Time Required by Law. If the location of a Participant or Beneficiary cannot be determined after a prompt, reasonable good faith effort by the Administrator, the Administrator will direct that the amount payable to the Participant or Beneficiary be forfeited by the Time Required by Law, and no further benefit will be payable with respect to such Participant or Beneficiary.

2.7	Distribution upon Income Inclusion under Code Section 409A and Other Acceleration Events. The prior provisions of this Article notwithstanding, in the event the Plan fails to meet the requirements of Code Section 409A, a Participant’s 409A Accruals shall be distributed in an amount equal to the amount which is included in income on account of the failure to comply with Code Section 409A.

2.8	General Restriction on Distribution and Acceleration of Payment. Notwithstanding any provision of the Plan to the contrary, a Participant’s Account shall not be distributed earlier than the time permitted under Code Section 409A except as provided under Treasury Regulations. Code Section 409A(a)(2) prohibits distribution earlier than a separation from service, the date the Participant becomes disabled, death, a change in the ownership or effective control of the corporation (or in the ownership of a substantial portion of the assets of the corporation), or the occurrence of an unforeseeable emergency.

2.9	Overpayments and Repayments. Benefits are provided only as set forth under the terms of this Plan. Payments in excess of the amounts owed, or in advance of the time specified for payment, are not authorized under this Plan, and the Corporation will take all reasonable steps to ensure that the amount and timing of benefit payments are in accordance with the Plan’s terms. In the event the Corporation determines that the benefits actually paid under this Plan to a Participant, Beneficiary or other person exceed the benefits that were properly payable, or were paid prior to the proper time for payment, the Corporation shall immediately demand repayment of such excess amounts. The Participant, Beneficiary or other person is obligated to return such excess amounts upon demand from the Corporation. In the event the Participant, beneficiary or other person fails to return the excess amounts, the Corporation shall exercise any available legal remedies which are consistent with the terms and purpose of the Plan. In the event excess amounts have been paid as installment payments, to the extent permitted under Code Section 409A, Ferro shall reduce the amount of the remaining scheduled payments to offset the excess amounts paid.

2.10	Offset. If at the time payment is to be made under this Plan the Participant or the Beneficiary or both are indebted or obligated to the Corporation, then the payment of the Participant’s 409A Accruals to be made to the Participant or the Beneficiary or both may, at the discretion of the Corporation, be reduced by the amount of the indebtedness or obligation, but only if:

(a)	such debt is incurred in the ordinary course of the service relationship between the Participant and the Corporation,

(b)	in any taxable year of the Corporation the entire amount of reduction does not exceed $5,000, and

(c)	the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

An election by the Corporation not to reduce the payment of the Participant’s 409A Accruals will not constitute a waiver of the Corporation’s claim for such indebtedness or obligation.

ARTICLE III

ADMINISTRATION

3.1	Administration; Unfunded Plan. The Plan shall be administered by the Corporation as an unfunded plan that is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended; and all assets of the Trust shall be held by the Trustee in the name of the Trust.

The Corporation shall cause the administration of the Plan to be carried out through the person serving as Treasurer of the Corporation from time to time who may also be the person serving as Trustee. The Corporation shall have all such powers as may be necessary to carry out its duties under the Plan, including the power to determine all questions relating to eligibility for and the Stock credited to an Account, all questions pertaining to claims for benefits and procedures for claims review, and the power to resolve all other questions arising under the Plan, including any questions of construction. The Corporation may take such further action as the Corporation shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all Participants and Beneficiaries.

3.2	409A Compliance. It is the intention and purpose of the Corporation and the Participants that this Plan shall be deemed to be at all relevant times in compliance with Section 409A of the Code and all other applicable laws in order to have the Federal income tax effect sought for such plans, and this Plan shall be so interpreted and is intended to be so administered.

3.3	Record Keeping. The number of shares of Stock credited to a Participant’s Account (and the separate accounts maintained by the Trustee under the Trust attributable to each Participant’s Account) and the number of shares of Stock to be distributed to a Participant pursuant to the terms of this Plan shall be appropriately adjusted by the Corporation (a) to reflect changes in the separate accounts maintained by the Trustee under the Trust as a result of the Trustee’s investment in Stock pursuant to the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan, and (b) in the event of changes in the outstanding stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, and any such adjustments and determinations made by the Corporation shall be conclusive and binding on all Participants and Beneficiaries.

3.4	Trust Terms. The agreement establishing the Trust may contain any terms as the Corporation may determine to be necessary or desirable; provided, however, that, no terms shall provide for or permit funding that would result in income inclusion under Code Section 409A(b) including, but not limited to, terms that allow for the transfer or set aside of assets offshore in a Trust, or which provide for assets to become restricted to the provision of benefits in connection with a change in the financial health of the Corporation, and any terms which so provide shall be deemed null and void. Consistent with the foregoing, the Corporation may terminate or amend the Trust at any time, and in any manner it deems necessary or desirable, subject to the terms of any agreement under which the Trust is established or maintained.

ARTICLE IV

AMENDMENT AND TERMINATION

4.1	Amendment and Termination. The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or a duly authorized committee thereof; provided, however, that no such action shall adversely affect the rights of any Participant to amounts previously credited to the Participant’s Account.

4.2	Distribution of Benefits on Plan Termination. In the event the Corporation elects to amend, modify or terminate the Plan as provided under Section 4.1, no right to the payment of benefits shall arise as a result. The prior provisions notwithstanding, the Corporation may, in its discretion, provide by amendment to the Plan a right to the payment of all Participants’ 409A Accruals as a result of the liquidation and termination of the Plan where:

(a)	the termination and liquidation does not occur proximate to a downturn in the financial health of the Corporation and the Controlled Group;

(b)	the Plan and all arrangements required to be aggregated with the Plan under Code Section 409A are terminated and liquidated;

(c)	no payments, other than those that would be payable under the terms of the Plan and the aggregated arrangements if the termination and liquidation had not occurred, are made within twelve (12) months of the date the Corporation takes all necessary action to irrevocably terminate and liquidate the Plan;

all payments are made within twenty-four (24) months of the date the Corporation takes all necessary action to irrevocably terminate and liquidate the Plan; and

(d)	the Corporation and the members of the Controlled Group do not adopt a new arrangement that would be aggregated with any terminated arrangement under Code Section 409A, at any time within three (3) years following the date the Corporation takes all necessary action to irrevocably terminate and liquidate the Plan.

Similarly, the Corporation may, in its discretion, provide by amendment to liquidate and terminate the Plan where the termination and liquidation occurs within twelve (12) months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 United States Code § 503(b)(1)(A), provided that all amounts deferred under the Plan are included in the Participants’ gross incomes in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received):

(i)	the calendar year in which the termination occurs;

(ii)	the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(iii)	the first calendar year in which the payment is administratively practicable.

ARTICLE V

MISCELLANEOUS

5.1	Nonalienation of Account. No right or interest of any Participant in the Plan shall, prior to actual distribution to such Participant, be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant or Beneficiary by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner. No Participant or Beneficiary shall encumber or dispose of the right to receive any distribution of the shares of Stock credited to his or her Account. If a Participant or Beneficiary attempts to assign, transfer, alienate, or encumber the right to receive the shares of Stock credited to an Account hereunder or permits the same to be subject to alienation, garnishment, attachment, execution, or levy of any kind, then the Corporation, in its discretion, may hold or distribute such shares or any part thereof to or for the benefit of such Participant or Beneficiary, the Participant’s spouse, children, or other dependents or any of them, in such manner and in such proportions as the Corporation may select in its sole discretion. Any such application of the shares in an Account may be made without the intervention of a guardian. The receipt by the distributee of such distributions shall constitute a complete acquittance to the Corporation with respect thereto, and neither the Corporation, nor any officer, member, employee, or agent thereof, shall have responsibility for the proper application thereof.

5.2	Plan Noncontractual. Nothing herein contained shall be construed as a commitment to or agreement with any Director to continue such person’s directorship with the Corporation, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation to continue the directorship or the rate or amount of Fees of any such person for any period. All Directors shall remain subject to removal to the same extent as if this Plan had never been put in effect.

5.3	Interest of Director. The obligation of the Corporation under the Plan to make distribution of shares of Stock credited to an Account merely constitutes the unsecured promise of the Corporation herein, and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any Stock, property or assets of the Corporation or of the Trust. Nothing contained in this Plan shall confer upon any Director or other person any claim or right to any distribution under the Plan except in accordance with the terms of the Plan.

5.4	Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable rights against the Corporation, or the officers, employees, or directors of the Corporation, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

5.5	Delegation of Authority. Any action to be taken by the Corporation under this Plan may be taken by the Treasurer of the Corporation.

5.6	Severability. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provisions were omitted hereunder.

5.7	Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

Execution Page

To evidence this amended and restated Ferro Corporation Deferred Compensation Plan for Non-Employee Directors, Ferro Corporation, as Plan sponsor, has caused this document to be executed by its duly authorized officer as of this 20th day of September, 2007.

Ferro Corporation
By:
James C. Bays Vice President, General Counsel & Secretary